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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                  FILED PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 3, 2000

                               HELP AT HOME, INC.
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             (Exact name of registrant as specified in its charter)

           DELAWARE                   033-97034                  36-4033986
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(State or Other Jurisdiction)       (Commission)           (IRS Employer
Incorporation)                      File Number)           Identification No.)

223 W. Jackson Blvd., Suite 500
Chicago, IL                                                60606
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(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (312) 663-4244

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Item 1.  Changes in Control of Registrant.

         A Change in Control of Registrant occurred on August 3, 2000. Pursuant to a Stock Purchase Agreement dated July 31, 2000 by and between HAH Holdings LLC, a Delaware limited liability company ("HAH"), and Louis Goldstein ("Goldstein"), HAH purchased 959,999


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shares of Registrant's Common Stock, $0.02 par value per share, from Goldstein at $1.85 per share for a total purchase price of $1,775,998.15. As a result of such transaction, HAH acquired 51.91% of Registrant's issued and outstanding Common Stock (which equals 51.91% of the Registrant's voting securities). The Registrant is advised that: (a) the aforementioned purchase price was made available to HAH in the form of a loan from LJB Holdings LLC, an Illinois limited liability company ("LJB"); (b) such funds were made available to LJB by American National Bank and Trust Company of Chicago ("Lender") in the form of a $2,000,000 unsecured loan that will mature on November 30, 2000 and bears interest at 1% per annum in excess of the Lender's prime rate (the "Loan"); (c) the Loan will be personally guaranteed by Lloyd J. Baretz; and (d) HAH may assume LJB's obligations for the Loan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HELP AT HOME, INC.

Date:  August 10, 2000                      By: /s/ Joel Davis
                                            Joel Davis
                                            President, Chief Operating Officer
                                            and Secretary